Exhibit 99.2.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Trump Marina, Inc., Trump’s Castle Funding, Inc. and Trump Marina Associates, L.P. (the “Companies”) on Form 10-K for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Francis X. McCarthy, Jr., the Chief Financial Officer of Trump’s Castle Funding, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) of 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Companies.

/s/ FRANCIS X. MCCARTHY, JR.
Francis X. McCarthy, Jr. Chief Financial Officer of Trump’s Castle Funding, Inc. March 31, 2003

A signed original of this written statement required by Section 906 has been provided to the Registrants and will be retained by the Registrants and furnished to the Securities and Exchange Commission or its staff upon request.

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